UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                   FORM 8-K/A
                                 AMENDMENT NO. 2

                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934





  Date of Report (Date of earliest event reported) September 8, 2002



                         CHINA WORLD TRADE CORPORATION
             (Exact name of registrant as specified in its chapter)


              Nevada              000-26119                87-0629754

 (State or other jurisdiction    (Commission             (IRS Employer
       of incorporation)         File Number)          Identification No.)

4th Floor, Goldlion District Network Center
      138 Tiyu Road East, Tianhe
             Guangzhou, PRC                                  510620
_______________________________                    __________________________

(Address of principal executive offices)                   (Zip Code)



     Registrant's telephone number, including area code (001)(8620)3878-0286



                                 Not Applicable

          (Former name or former address, if changed since last report)

ITEM 1.  CHANGES IN CONTROL OF REGISTRANT.

         (a) As previously reported on Current Report on Form 8K filed with the Securities and Exchange Commission on March 5, 2003 and form 8-K/A Amendment No. 1, filed with the Securities and Exchange Commission on May 16, 2003, China World Trade Corporation (the "Company") entered into settlement agreements (collectively, the "Settlement Agreements"), each dated as set forth in the table below, with each of Mr. James Mak, Mr. Roy Wu, Mr. Alfred Or, Mr. Andersen Chan, Mr. Bernard Kwong-chung Chan, Superwear Limited, a British Virgin Islands company, Simple Fortune Inc., a British Virgin Islands company, Sinogolf Limited, a
         British Virgin  Islands  company,  Top-Trained  Securities  Limited,  a
         British Virgin Islands company, Splendid Partner Holdings Limited, a British Virgin Islands company, and I&V Ltd., a British Virgin Islands company (collectively, the "Creditors" and individually a "Creditor"). Pursuant to the respective Settlement Agreement, each Creditor converted the amount set forth in the table below, which amount was owed by the Company to the respective Creditor, and in full settlement of the debt, received the number of shares of common stock ("Consideration Shares") in the Company set forth in the table below.

         Name of Creditor                   Date (2003)                Amount Owed               No. of
         Consideration
                                                                                                 Shares

         Mr. James Mak                       September 8               US$87,500                  87,500

         Mr. James Mak                       September 8               US$44,301                  35,000

         Mr. Roy Wu                          September 9               US$91,667                  87,500

         Mr. Alfred Or                       September 10              US$156,645                156,645

         Mr. Andersen Chan                   September 10              US$60,000                  60,000

         Mr. Bernard Kwong-chung Chan        September 8               US$15,000                  73,355

         Superwear Limited                   September 9               US$220,000                500,000

         Simple Forturn Inc.                 September 9               US$230,000                490,000

         Sinogolf Limited                    September 9               US$245,977                510,000

         Top-Trained Securities Limited      September 11              US$944,628               1,000,000

         Splendid Partner Holdings Limited   September 12              US$317,980                500,000

         I&V Ltd.                            September 12              US$317,979                500,000


         The Consideration Shares were issued to each Creditor on January 22, 2003.

         Prior to the Settlement Agreements, Main Edge International Limited ("Main Edge") was the majority shareholder of the Company, holding approximately 52.0 % of the issued and outstanding shares of common stock of the Company (hereinafter "Shares"). As a result of the Settlement Agreements, Main Edge's holding of Shares was reduced from approximately 52.0% to 10.0% of the issued and outstanding Shares and is no longer the majority shareholder able to determine the composition of the board of directors of the Company.

         Powertronic Holdings Limited ("Powertronic"), a British Virgin Islands company, entered into a share purchase agreement dated September 3, 2002 (the "First Share Purchase Agreement") with the Company, to purchase 1,000,000 Share and warrants (the "First Warrants") to purchase up to 2,000,000 Shares, for US$500,000.00. Additionally, Powertronic entered into a second share purchase agreement dated December 17, 2002 ( the "Second Share Purchase Agreement") with the Company, to purchase an additional 1,000,000 Shares and warrants (the "Second Warrants") to purchase up to an additional 2,000,000 Shares, for US$500,000.00. The First Warrants and The Second Warrants may be exercised within two year of their issue at an exercise price of US$0.575 per Share.

         The Company entered into a share exchange agreement (the "Share Exchange Agreement") dated as of December 17, 2002, with Mr. Tsang Chi Hung ("Mr. Tsang"), the sole beneficial owner of the share capital in General Business Network (Holdings) Ltd. ("GBN"), a Hong Kong company. Pursuant to the Share Exchange Agreement, the Company acquired from Mr. Tsang all of the issued and outstanding shares of GBN in exchange for four million (4,000,000) Shares and warrants (the "Tsang Warrants") to purchase an additional four million (4,000,000) Shares. The Tsang Warrants may be exercised within two year of their issue at an exercise price of US$0.92 per Share.

         The First Share Purchase Agreement and the Second Share Purchase Agreement (collectively, the "Share Purchases") and the Share Exchange Agreement (the "Acquisition") was each completed on January 24, 2003 and on that date two million (2,000,000) Shares, the First Warrants and the Second Warrants were issued to Powertronic and four million (4,000,000) Shares and the Tsang Warrants were issued to Mr. Tsang.

         In connection with the Shares issued pursuant to the First and Second Share Purchase Agreements and the Share Exchange Agreement and the Shares to be issued on the exercise of the First and Second Warrants and the Tsang Warrants the Company has entered into Registration Rights Agreements with each of Powertronic and Mr. Tsang.

         As a result of the Acquisition and the Share Purchases, and in the event Mr. Tsang exercises the Tsang Warrants in full and Powertronic exercises the First Warrants and the Second Warrants in full, Mr. Tsang and Powertronic own 42.17% and 31.63% of the issued and outstanding Shares on a fully diluted basis. Collectively, Mr. Tsang and Powertronic control 73.70% of the issued and outstanding Shares
         (assuming the Tsang Warrants, the First Warrants and the Second Warrants were exercised in full) on a fully diluted basis and control the appointment of directors to the Board of Directors of the Company.

         However, no new directors or officers were appointed, and no directors or officers were removed as a result of the completion of the Settlement Agreements, the Acquisition or the Share Purchase
         Agreements.  To the  Company's  knowledge,  there  are  no  agreements, arrangements or understandings between and among the Creditors, Powertronic, Mr. Tsang, Main Edge or any other shareholders or their respective associates with respect to the election of directors, appointment of officers or the control of the Company.

         (b) Information required by Item 403(c) of Regulation S-K

         Class                      Name and Address of                Amount and Nature of
         _____                      Beneficial Owner                   Beneficial Owner

         Common Stock               Tsang Chi Hung                     4,000,000
                                    Unit No. 1217, 12/F
                                    The Metropolis
                                    No. 10 Metropolis Drive
                                    Hong Kong SAR

         Warrants to Purchase
         Common Stock               Tsang Chi Hung                     4,000,000
                                    Unit No. 1217, 12/F
                                    The Metropolis
                                    No. 10 Metropolis Drive
                                    Hong Kong SAR

         Common Stock               Powertronic Holdings Limited       2,000,000
                                    240-2830 Clarke Place
                                    Richmond, B.C.
                                    Canada V6V2H5

         Warrants to Purchase
         Common Stock               Powertronic Holdings Limited       4,000,000
                                    240-2830 Clarke Place
                                    Richmond, B.C.
                                    Canada V6V2H5

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

The information set forth above under "Item 1. Changes in Control of Registrant" is hereby incorporated herein by reference.

Pursuant to the Share Exchange Agreement, the Company acquired 100% of the issued and outstanding shares of GBN, a property holding company. As of the date of acquisition, GBN owned two rental properties located at 20/F., Goldlion Digital Network Center, Unit 01-10, 138 Tiyu Road East, Tianhe, Guangzhou, the PRC and Flat B, 12/F., Champion Center, 301-309 Nathan Road, Hong Kong. The Company intends to retain the rental properties and collect the rental incomes generated by the properties.


ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

(a)(b) Financial Statements and Pro Forma Financial Information.

         Audited Balance Sheet of General Business Network (Holdings) Ltd, as of December 31, 2002 and the related Statements of Operations, Shareholders' equity and cash flows for the period from July 15, 2002 to December 31, 2002.

         Unaudited Pro Forma Condensed Consolidated Financial Statements of China World Trade Corporation for the year ended September 30, 2002 and for the three-month period ended December 31, 2002.

(c) Exhibits.

4.1      Warrants dated January 24, 2003, issued by the Company to Powertronic Holdings Limited.*
4.2      Warrants dated January 24, 2003, issued by the Company to Powertronic Holdings Limited.*
4.3      Warrants dated January 24, 2003, issued by the Company to Tsang Chi Hung.*
4.4      Registration Rights Agreement dated September 3, 2002 between the Company and Powertronic.*

4.5      Registration Rights Agreement dated December 17, 2002 between the Company and Powertronic.*
4.6      Registration Rights Agreement dated December 17, 2002 between the Company and Tsang Chi Hung.*
10.1     Settlement Agreement dated September 8, 2002 between the Company and Mr. James Mak.*
10.2     Settlement Agreement dated September 8, 2002 between the Company and Mr. James Mak.*
10.3     Settlement Agreement dated September 9, 2002 between the Company and Mr. Roy Wu.*
10.4     Settlement Agreement dated September 10, 2002 between the Company and Mr. Alfred Or.*
10.5     Settlement Agreement dated September 10, 2002 between the Company and Mr. Andersen Chan.*
10.6     Settlement Agreement dated September 8, 2002 between the Company and Mr. Bernard Kwong-chung Chan.*
10.7     Settlement Agreement dated September 9, 2002 between the Company and Superwear Limited.*
10.8     Settlement Agreement dated September 9, 2002 between the Company and Simple Fortune Inc.*
10.9     Settlement Agreement dated September 9, 2002 between the Company and Sinogolf Limited.*
10.10    Settlement Agreement dated September 11, 2002 between the Company and Top-Trained Securities Limited.*
10.11    Settlement Agreement dated September 12, 2002 between the Company and Splendid Partner Holdings Limited.*
10.12    Settlement Agreement dated September 12, 2002 between the Company and I&V Ltd.*
10.13    Share Purchase Agreement dated September 3, 2002, between the Company and Powertronic Holdings Limited.*
10.14    Share Purchase Agreement dated December 17, 2002, between the Company and Powertronic Holdings Limited.*
10.15    Share Exchange Agreement dated December 17, 2002, between the Company and Tsang Chi Hung.*

*  Previously  filed as exhibits  to Current  Report on Form 8-K filed on May 5,
2003

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                   CHINA WORLD TRADE CORPORATION
                                                   (Registrant)

                                                   /s/ John Hui
                                                   By John Hui President
Date
               25 September 2003

*Print name and title of the signing officer under his signature.

Report of Independent Certified Public Accountants


To the Board of Directors and shareholders of General Business Network (Holdings) Limited





We have audited the accompanying balance sheet of General Business Network (Holdings) Limited (A Development Stage Company) as of December 31, 2002 and the related statements of operations, shareholders' equity and cash flows for the period from July 15, 2002 (date of incorporation) to December 31, 2002. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of General Business Network (Holdings) Limited as of December 31, 2002 and the results of its operations and its cash flows for the period from July 15, 2002 (date of incorporation) to December 31, 2002 in conformity with accounting principles generally accepted in the United States of America.











/Moores Rowland/
Moores Rowland
Chartered Accountants
Certified Public Accountants
Hong Kong

Date: 25 September, 2003

General Business Network (Holdings) Limited
(A Development Stage Company)

Statement of Operations
Period from July 15, 2002 (date of incorporation) to December 31, 2002

------------------------------------------------------------------------------------------------------------------------

                                                                                                                     US$

Operating revenues                                                                                                   720

General and administrative expenses                                                                            (150,285)
                                                                                                         ----------------

Loss from operations                                                                                           (149,565)

Non-operating (expenses) income
Interest expenses                                                                                                  (172)
Other income                                                                                                         585
                                                                                                         ----------------

Loss before income taxes                                                                                       (149,152)

Provision for income taxes                                                                                             -
                                                                                                         ----------------

Net loss for the period                                                                                        (149,152)
                                                                                                         ================

Loss per ordinary share
   Basic                                                                                                         (14.92)
                                                                                                         ================

Weighted average number of ordinary shares outstanding                                                            10,000
                                                                                                         ================

General Business Network (Holdings) Limited
(A Development Stage Company)

Balance Sheet
As of December 31, 2002

------------------------------------------------------------------------------------------------------------------------


ASSETS                                                                                Note                           US$

Current assets
Cash and cash equivalents                                                                                        151,649
Other receivables                                                                       5                         83,057
Prepaid expenses                                                                                                   3,777
                                                                                                      -------------------

Total current assets                                                                                             238,483

Property, plant and equipment                                                           6                      1,963,872
                                                                                                      -------------------

Total assets                                                                                                   2,202,355
                                                                                                      ===================

LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities
Other payables                                                                          7                        224,637
                                                                                                      -------------------

Commitments and contingencies

Shareholders' equity
Share capital, par value of HK$1 each;
    10,000 shares authorized and issued on July 15, 2002                                                           1,282
Additional paid-in capital                                                                                     2,125,588
Deficit accumulated during the development stage                                                                (149,152)
                                                                                                      -------------------

Total shareholders' equity                                                                                     1,977,718
                                                                                                      -------------------

Total liabilities and shareholders' equity                                                                     2,202,355
                                                                                                      ===================

General Business Network (Holdings) Limited
(A Development Stage Company)

Statement of Cash Flows
Period from July 15, 2002 (date of incorporation) to December 31, 2002

-----------------------------------------------------------------------------------------------------------------------

                                                                                                                    US$
Cash flows from operating activities:
Net loss                                                                                                      (149,152)

Adjustments to reconcile net loss to net cash provided by operating activities:
      Depreciation                                                                                               22,550
      Changes in working capital:
         Increase in other receivables                                                                         (83,057)
         Increase in prepaid expenses                                                                           (3,777)
         Increase in other payables                                                                             224,637
                                                                                                     --------------------

Net cash provided by operating activities                                                                        11,201
                                                                                                     --------------------

Cash flows from investing activities
Acquisition of property, plant and equipment                                                                (2,050,454)
                                                                                                     --------------------

Cash flows from financing activities
Issuance of share capital                                                                                         1,282
Waiver of loan due to a shareholder                                                                           2,189,620
                                                                                                     --------------------

Net cash provided by financing activities                                                                     2,190,902
                                                                                                     --------------------

Net increase in cash and cash equivalents and at end of period                                                  151,649
                                                                                                     ====================


Analysis of balances of cash and cash equivalents
Cash and bank balances                                                                                          151,649
                                                                                                     ====================

Non-cash investing and financing activities
Dividend as a result of excess of carrying amounts of leasehold land and buildings purchased from a related company over their
fair market value                                                                                                64,032
                                                                                                     ====================

General Business Network (Holdings) Limited
(A Development Stage Company)

Statements of Shareholders' Equity

------------------------------------------------------------------------------------------------------------------------

                                                                                                              Deficit
                                                      Share capital                                       accumulated
                                              -----------------------------        Additional              during the
                                      Note        No. of          Amount              paid-in             development
                                                  shares          issued              capital                   stage
                                                                     US$                  US$                     US$

  Issuance of share capital                       10,000           1,282                    -                       -

  Waiver of loan due to a
     shareholder                      8(b)             -               -            2,189,620                       -

  Dividend as a result of
  excess of carrying amounts
  of leasehold land and
  buildings purchased from a
  related company over their
  fair market value                                    -               -              (64,032)                      -

  Net loss for the period                              -               -                    -                (149,152)
                                              -------------    ------------   ------------------   ---------------------

  Balance as of December 31, 2002                 10,000           1,282            2,125,588                (149,152)
                                              =============    ============   ==================   =====================

General Business Network (Holdings) Limited
(A Development Stage Company)

Notes to Financial Statements
--------------------------------------------------------------------------------


1.       ORGANIZATION AND PRINCIPAL ACTIVITIES

         The Company was incorporated in Hong Kong with limited liability on July 15, 2002 with authorized share capital of 10,000 ordinary shares of HK$1 each. Upon incorporation, 10,000 ordinary shares of HK$1 each were issued to subscribers at par value for cash. The principal activities of the Company are property investment and acting as a handling agent for letters of credit.

         Although the planned principal operations are underway, only modest revenue has been generated during the period. Therefore the Company is considered as a development stage company.


2.       CHANGE OF COMPANY NAME

         The Company was known as General Business Network Company Limited at the date of incorporation. On September 2, 2002, the name of the Company was changed to General Business Network (Holdings) Limited.

3.       BASIS OF PRESENTATION

         The financial statements have been prepared in accordance with generally accepted accounting principles in the United States of America ("USGAAP"). This basis of accounting differs from that used in the statutory financial statements of the Company which were prepared in accordance with generally accepted accounting principles in Hong Kong.


4.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

         (a)      Basis of accounting
                  These  financial  statements  have  been  prepared  under  the historical cost convention. Cost in relation to assets represents the cash amount paid or the fair value of the assets, as appropriate.

         (b)      Revenue recognition
                  Revenue is recognized when it is probable that the economic benefits will flow to the Company and when the revenue and cost, if applicable, can be measure reliably.

                  Rental income from investment properties under operating leases is recognized in the period in which the properties are leased and on the straight-line basis over the lease terms.

                  Commission income is recognized in the period in which the services are rendered.

General Business Network (Holdings) Limited
(A Development Stage Company)

Notes to Financial Statements
--------------------------------------------------------------------------------

4.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

         (c)      Cash equivalents
                  For the purposes of the statement of cash flows, the Company considers all highly liquid debt instruments purchased with a maturity of three months or less to be cash equivalents to the extent the funds are not being held for investment purposes.

         (d)      Translation of foreign currency
                  The Company's functional currencies include Hong Kong Dollars and Chinese Renminbi. All balance sheet accounts are translated into U.S dollars at the year-end rate of exchange and its statement of operation items are translated at the weighted average exchange rates for the year. The resulting translation adjustments, if any, are made directly to a separate component of the shareholder's equity. Gains or losses from other foreign currency transactions, such as those resulting from settlement of foreign receivables or payables, are included in the Statements of Operations.

         (e)      Concentration of credit risk
                  The Company has no significant off-balance-sheet concentrations of credit risk such as foreign exchange contracts, options contracts or other foreign hedging arrangements. The Company maintains the majority of its cash balances in one financial institution.

         (f)      Property, plant and equipment
                  Property,   plant  and  equipment  are  stated  at  cost  less
                  accumulated depreciation.

                  The cost of an item of property, plant and equipment comprises its purchase price and any directly attributable costs of bringing the asset to its working condition and location for its intended use. Major costs incurred in restoring assets to their normal working conditions are charged to operations. Improvements are capitalised and depreciated over their expected useful lives.

                  The gain or loss arising from the retirement or disposal of property, plant and equipment is determined as the difference between the estimated net sales proceeds and the carrying amount of the assets and is recognised as income or expense in the income statement.

                  Depreciation is provided to amortize the cost of property, plant and equipment over their estimated useful lives from the date on which they become fully operational and after taking into account of their estimated residual values, using the straight-line method, at the following rates per annum:

                        Leasehold land and buildings    2%
                        Leasehold improvements          50%
                        Furniture and fixtures          33%
                        Office equipment                33%

General Business Network (Holdings) Limited
(A Development Stage Company)

Notes to Financial Statements
--------------------------------------------------------------------------------


4.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

         (f)      Property, plant and equipment (Continued)
                  The Company has adopted the Financial Accounting standards Board SFAS No., 144, `Accounting for the Impairment or
                  Disposal of Long-lived Assets.' SFAS No. 144 addresses the accounting for (i) impairment of long-lived assets and certain identified intangibles related to assets to be held and used, and (ii) long-lived assets and certain identifiable intangibles to be disposed of. SFAS No.144 requires that long-lived assets and certain identifiable intangibles to be held and used by an entity be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. If the sum of the undiscounted cash flows expected to result from the use and eventual disposition of the asset is less than the carrying amount of the asset, an impairment loss is recognized.

         (g)      Operating leases
                  Leases where substantially all the rewards and risks of ownership of assets remain with the leasing company are accounted for as operating leases. Rental receivables and payables under operating leases are recognized as income and expenses respectively on a straight-line basis over the lease terms.

         (h)      Income taxes
                  Provision for income and other related taxes have been provided in accordance with the tax rates and laws in effect in its country of operations.

         (i)      Use of estimates
                  The preparation of the financial statements in conformity with USGAAP requires the Company's management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of financial statements and the reported amounts of revenues and expenses during the reported periods. Actual amounts could differ from those estimates. Estimates are used for, but not limited to, the accounting for certain items such as allowance for doubtful accounts, depreciation, taxes and contingencies.

         (j)      Related parties
                  Parties are considered to be related if one party has the ability, directly or indirectly, to control the other party or exercise significant influence over the other party in making financial and operating decisions. Parties are also considered to be related if they are subject to common control or common significant influence.

         (k)      Loss per share
                  Loss per share is based on net loss attributable to shareholders and the weighted average number of ordinary shares outstanding during the period. Diluted loss per share is not shown because there is no potentially dilutive ordinary shares.

General Business Network (Holdings) Limited
(A Development Stage Company)

Notes to Financial Statements
--------------------------------------------------------------------------------


5.       OTHER RECEIVABLES

                                           Note                            US$

         Other receivable                                               37,759
         Deposits paid                                                  10,618
         Due from related parties           8(c)                        34,680
                                                              ------------------

                                                                        83,057
                                                              ==================

         No doubtful debts allowance has been made against trade and other receivable.


6.       PROPERTY, PLANT AND EQUIPMENT

         Property, plant and equipment is summarized as follows:

                                              Estimated useful life
                                                   (in years)
                                                                           US$

             Leasehold land and buildings              50            1,937,286
             Leasehold improvements                     2               27,542
             Furniture and fixtures                     3                5,168
             Office equipment                           3               16,426
                                                           ---------------------
                                                                     1,986,422

             Less: Accumulated depreciation                            (22,550)
                                                           ---------------------

        Net book value as of December 31, 2002                       1,963,872
                                                           =====================

         In view of the sluggish property economy and the operating loss experienced by the rental operations of the Group, management has carried out a review of the recoverability of certain properties held by reference to the prevailing market price of similar properties. Management believes that an impairment loss of US$64,032 should be provided. The impairment loss has been recognised as a dividend distribution and charged against additional paid-in capital.

General Business Network (Holdings) Limited
(A Development Stage Company)

Notes to Financial Statements
--------------------------------------------------------------------------------

  7.     OTHER PAYABLES
                                             Note                          US$

         Rental deposits received                                        3,269
         Rental received in advance                                        985
         Accrued charges                                                20,938
         Due to related parties               8(d)                     199,445
                                                             -------------------

                                                                       224,637
                                                             ===================


8.       RELATED PARTY TRANSACTIONS

(a)      Names and relationship of related parties

                                                     Existing relationships with the Company
                                                     ---------------------------------------
     China World Trade Corporation ("CWTC")          Ultimate holding company
     Guangzhou World Trade Centre Club               A subsidiary of CWTC
       Limited ("GWTCC")
     Mr. John Hui                                    A director of the ultimate holding company
     Mr. William Tsang Chi Hung                      A director and the major shareholder of the Company
     Mr. Bobby Yu                                    A director of a subsidiary of CWTC
     Guangzhou Goldlion City Properties Co.,         A company controlled by close family members of a
       Limited                                         director
     Silver Disk Limited                             A company in which a director and shareholder of the
                                                       Company has beneficial interest
     Guangzhou Goldlion Electronics &                A company in which a director and shareholder of the
       Trading Company Limited                         Company has beneficial interest

General Business Network (Holdings) Limited
(A Development Stage Company)

Notes to Financial Statements
--------------------------------------------------------------------------------



8.       RELATED PARTY TRANSACTIONS (CONTINUED)

         (b)      Summary of related party transactions

                                                                           US$
                  Purchase of land and buildings from
                  Silver Disk Limited                                  215,385
                  Guangzhou Goldlion City Properties Co., Limited    1,783,209
                                                               -----------------

                                                                     1,998,594
                                                               =================

                  Consultancy fee expenses to
                  Mr. John Hui                                           6,410
                  Mr. William Tsang Chi Hung                            25,641
                                                               -----------------

                                                                        32,051
                                                               =================

                  Salary to
                  Mr. Bobby Yu                                           8,462
                                                               =================

                  Waiver of loan due to
                  Mr. William Tsang Chi Hung                         2,189,620
                                                               =================

                  In addition, Mr. William Tsang Chi Hung received rental income of US$12,242 from certain tenants of the Company during the period. The Company did not recognize these as revenue of the Company as the management decided not to demand repayment of these amounts from.


         (c)      Due from related parties

                                                                           US$

                 China World Trade Corporation                          28,270
                 Guangzhou Goldlion Electronics & Trading
                    Company Limited                                      6,410
                                                                ----------------

                 Classified as current assets                           34,680
                                                                ================

                  The amounts due are unsecured, interest-free and have no fixed repayment terms.

General Business Network (Holdings) Limited
(A Development Stage Company)

Notes to Financial Statements
--------------------------------------------------------------------------------


8.       RELATED PARTY TRANSACTIONS (CONTINUED)

         (d)      Due to related parties
                                                                           US$

                 Guangzhou World Trade Centre Club Limited                 216
                 Mr. William Tsang Chi Hung                            199,229
                                                                 ---------------

                 Classified as current liabilities                     199,445
                                                                 ===============

                  The amounts due are unsecured, interest-free and have no fixed repayment terms.


9.       INCOME TAXES

         The Company is subject to income taxes on an entity basis on income arising in or derived from the tax jurisdiction in which it is domiciled and operates.


         No Hong Kong profits tax has been provided as the Company has incurred losses for taxation purposes for the period.


10.      OPERATING LEASES COMMITMENTS

         (a)      Operating leases payables

                  At the balance sheet date, the Company had total outstanding commitments under non-cancellable operating leases, which are payable as follows:

                                                                           US$

                  2003                                                  24,744
                  2004                                                  21,032
                                                               -----------------

                                                                        45,776
                                                               =================

General Business Network (Holdings) Limited
(A Development Stage Company)

Notes to Financial Statements
--------------------------------------------------------------------------------


11.      OPERATING LEASES COMMITMENTS (CONT'D)

         (b)      Operating leases receivables

                  Operating leases arise from the leases of land and buildings to various tenants were entered into prior to December 31, 2002 and the lease terms are generally 24 months.


                  Depreciation expenses for assets subject to operating leases is provided primarily on the straight-line method over the estimated useful life of the assets. Depreciation expense relating to land and buildings held as investments in operating leases was US$15,951 for the period ended December 31, 2002.

                  Investments in operating leases are as follows:

                                                                           US$

                  Leasehold land and buildings                       1,937,286
                  Accumulated depreciation                             (15,951)
                                                               -----------------

                  Net investment in operating leases                 1,921,335
                                                               =================

                  At the balance sheet date, the Company had total outstanding commitments under non-cancellable operating leases, which are receivable as follows:

                                                                           US$

                  2003                                                  49.967
                  2004                                                  31,877
                                                               -----------------

                                                                        81,844
                                                               =================


12.      RETIREMENT PLAN

         The Company operates a Mandatory Provident Fund ("MPF") plan for its Hong Kong employees. The assets of the MPF plan are held separately from those of the Company in a provident fund managed by an independent trustee. The pension expenses charged to the statement of operations amounted to US$1,160 for the period ended December 31, 2002.

General Business Network (Holdings) Limited
(A Development Stage Company)

Notes to Financial Statements
--------------------------------------------------------------------------------


13.      POST BALANCE SHEET EVENT

         Pursuant to a Share Exchange Agreement dated December 17, 2002 entered into between the beneficial owner of the Company, Mr. Tsang Chi Hung and China World Trade Corporation ("CWTC"), a U.S. public company listed on the National Association of Securities Dealers Over-the-Counter Bulletin Board, Mr. Tsang Chi Hung would transfer all of his 10,000 ordinary shares at HK$1 each of the Company to the CWTC in exchange for the issuance of 4,000,000 shares of common stock of CWTC with par value of US$0.001 and a two year warrant (the "Warrant") to purchase up to 4,000,000 shares of the common stock of CWTC. The Warrant is exercisable at a price of US$0.92 per share.

         The Share Exchange Agreement was completed on January 24, 2003 and thereafter, the Company became a wholly-owned subsidiary of CWTC.

China World Trade Corporation


Index to Pro forma Condensed Consolidated Financial Statements
--------------------------------------------------------------------------------




Unaudited Pro Forma Condensed Consolidated Financial Statements                                              F-1

Unaudited Pro Forma Condensed Consolidated Balance Sheet as of December 31, 2002                             F-2

Unaudited Pro Forma Condensed Consolidated Statement of Operation for the three-month ended December         F-3
    31, 2002

Unaudited Pro Forma Condensed Consolidated Statement of Operation for the year ended September 30,           F-4
    2002

Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements                                 F-5 to F-7

China World Trade Corporation


Unaudited Pro Forma Condensed Consolidated Financial Statements
--------------------------------------------------------------------------------

The following unaudited pro forma condensed consolidated balance sheet as of December 31, 2002 and the unaudited pro forma condensed consolidated statements of operations for the year ended September 30, 2002 and for the three-month period ended December 31, 2003 are based on the historical financial statements of China World Trade Corporation (the "Company") and General Business Network (Holdings) Limited ("GBN") after giving effect to the acquisition of GBN by the Company ("Acquisition") using the purchase method of accounting and the assumptions and adjustments described in the accompanying notes to the unaudited pro forma condensed consolidated financial statements. The Acquisition was completed on January 24, 2003.

The unaudited pro forma condensed consolidated balance sheet of the Company and GBN as of December 31, 2002 is presented to give effect to the Acquisition as if it had occurred on December 31, 2002. The unaudited pro forma condensed consolidated statements of operations of the Company and GBN for the year ended September 30, 2002 and for the three-month period ended December 31, 2002 are presented as if the Acquisition had been taken place on July 15, 2002, the date of incorporation of GBN.

Under the purchase method of accounting, the purchase consideration, as described in Note 1 to these unaudited pro forma condensed consolidated financial statements, is allocated to the net assets of GBN, based on their fair values as of the date of completion of the Acquisition. The work performed by the independent valuation specialists has been considered in management's estimates of the fair values of a significant portion of these assets reflected in the accompanying unaudited pro forma condensed consolidated financial statements.

The unaudited pro forma condensed consolidated financial statements should be read in conjunction with the historical consolidated financial statements and accompanying notes contained in the Company's Form 10-KSB for the year ended September 30, 2002 filed on April 15, 2003, the Company's Form 10-Q quarterly report for the three-month period ended December 31, 2002 filed on May 22, 2003 and the audited financial statements of GBN for the period from July 15, 2002 to December 31, 2002 prepared in accordance with the accounting principles generally accepted in the United States of America ("USGAAP"). The unaudited pro forma condensed consolidated financial statements are not intended to be representative or indicative of the consolidated results of operations or financial condition of the Company that would have been reported had the Acquisition been completed as of the dates presented, and should not be taken as representative of the future consolidated results of operations or financial condition of the Company.

China World Trade Corporation

Unaudited Pro Forma Condensed Consolidated Balance Sheet
As of December 31, 2002

---------------------------------------------------------------------------------------------------------------------------------

                                                              Historical
                                                ------------------------------------
                                                                                                                        Pro forma
                                                                                               Pro forma             consolidated
                                                      The Company               GBN          adjustments                  balance
ASSETS                                                        US$               US$                  US$                      US$
Current assets
  Cash and cash equivalents                                74,355           151,649                                       226,004
  Trade and other receivables                             434,243            83,057             (28,270)  (b)             478,412
                                                                                                (10,618)  (c)
  Rental and other deposits                               343,394                 -               10,618  (c)             354,012
  Prepayments                                              71,218             3,777                                        74,995
  Inventories                                              56,577                 -                                        56,577
                                                ------------------     -------------                            ------------------

Total current assets                                      979,787           238,483                                     1,190,000

Property, plant and equipment, net                         45,144         1,963,872              996,240  (e)           2,996,124
                                                                                                 (9,132)  (e)
Goodwill                                                        -                 -              251,448  (d)             251,448
Investment in subsidiary                                        -                 -            3,200,000  (a)                   -
                                                                                             (3,200,000)  (d)
                                                ------------------     -------------                            ------------------

Total assets                                            1,024,931         2,202,355                                     4,437,572
                                                ==================     =============                            ==================

LIABILITIES AND SHAREHOLDERS' DEFICIT

Current liabilities
  Trade and other payables                              1,262,948           224,637             (28,270)   (b)          1,459,315
  Deferred income                                         397,619                 -                                       397,619
                                                ------------------     -------------                            ------------------

  Total current liabilities                             1,660,567           224,637                                     1,856,934
                                                ------------------     -------------                            ------------------

Minority interests                                         39,576                 -                                        39,576
                                                ------------------     -------------                            ------------------

Commitments and contingencies

Stockholders' (deficit) equity
  Common stock                                                971             1,282              (1,282)   (d)              4,971
                                                                                                   4,000   (a)
  Common stock to be issued                                 6,000                 -                                         6,000
  Additional paid-in capital                            6,810,207         2,125,588            3,196,000   (a)         10,180,765
                                                                                             (2,947,270)   (d)
                                                                                                 996,240   (e)
  Accumulated deficit                                 (7,492,390)         (149,152)              (9,132)   (e)        (7,650,674)
                                                ------------------     -------------                            ------------------

  Total stockholders' (deficit) equity                  (675,212)         1,977,718                                     2,541,062
                                                ------------------     -------------                            ------------------

Total liabilities and
  stockholders' (deficit) equity                        1,024,931         2,202,355                                     4,437,572
                                                ==================     =============                            ==================

China World Trade Corporation


Unaudited Pro Forma Condensed Consolidated Statement of Operation
Three months ended December 31, 2002

--------------------------------------------------------------------------------------------------------------------


                                                  Historical
                                          -----------------------------
                                                                                                         Pro forma
                                                                                  Pro forma           consolidated
                                           The Company             GBN          adjustments                balance
                                                   US$             US$                  US$                    US$

Operating revenues                             509,559             720                    -                510,279
Operating costs and expenses                 (108,702)               -                    -              (108,702)
Selling, general and administrative
   expenses                                  (780,051)       (104,518)              (4,981)  (d)         (889,550)
                                          -------------    ------------                          ------------------

Loss from operations                         (379,194)       (103,798)                                   (487,973)

Non-operating (expenses) income
Interest expenses                              (2,206)           (172)                    -                (2,378)
Other income                                        40             585                    -                    625
                                          -------------    ------------                          ------------------

Loss before income taxes                     (381,360)       (103,385)                                   (489,726)
Provision for income taxes                           -               -                    -                      -
                                          -------------    ------------                          ------------------

Loss before minority interests               (381,360)       (103,385)                                   (489,726)
Minority interest                               79,949               -                    -                 79,949
                                          -------------    ------------                          ------------------

Net loss                                     (301,411)       (103,385)                                   (409,777)
                                          =============    ============                          ==================


Loss per shares:
  Basic common shares outstanding            6,970,497                            4,000,000  (e)        10,970,497
                                          =============                                          ==================

  Basic net loss per common share               (0.04)                                                      (0.04)
                                          =============                                          ==================

China World Trade Corporation


Unaudited Pro Forma Condensed Consolidated Statement of Operation
Year ended September 30, 2002

--------------------------------------------------------------------------------------------------------------------

                                                       Historical
                                           ---------------------------------
                                                                                                           Pro forma
                                                                                    Pro forma           consolidated
                                             The Company               GBN        adjustments                balance
                                                     US$               US$                US$                    US$

Operating revenues                               193,024                 -                   -                193,024
Operating costs and expenses                    (83,738)                 -                   -               (83,738)
Selling, general and administrative
expenses                                     (1,827,959)          (45,767)             (4,151)   (d)      (1,877,877)
                                           ---------------    --------------                          -----------------

Loss from operations                         (1,718,673)          (45,767)                                (1,768,591)

Non-operating expenses
Interest expenses                                (8,120)                 -                   -                (8,120)
                                           ---------------    --------------                          -----------------

Loss before income taxes                     (1,726,793)          (45,767)                                (1,766,711)
Provision for income taxes                             -                 -                                          -
                                           ---------------    --------------                          -----------------

Loss before minority interests               (1,726,793)          (45,767)                   -            (1,766,711)
Minority interest                                 92,976                 -                                     92,976
                                           ---------------    --------------                          -----------------

Net loss                                     (1,633,817)          (45,767)                                (1,683,735)
                                           ===============    ==============                          =================


Loss per share:
  Basic common shares outstanding              1,399,463                               833,333    (e)       2,232,796
                                           ===============                                            =================

  Basic net loss per common share                 (1.17)                                  -                    (0.75)
                                           ===============                                            =================

China World Trade Corporation


Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements
--------------------------------------------------------------------------------

1.       BASIS OF PRO FORMA PRESENTATION

         The unaudited pro forma condensed consolidated financial statements should be read in conjunction with the historical consolidated financial statements and accompanying notes contained in the Company's Form 10-KSB for the year ended September 30, 2002 filed on April 15,
         2003, the Company's Form 10-Q quarterly report for the three-month period ended December 31, 2002 filed on May 22, 2003 and GBN's audited financial statements prepared in accordance with USGAAP.

         GBN's statutory financial statements are prepared in accordance with accounting principles generally accepted in Hong Kong ("HKGAAP"), which differ in certain significant respects from the USGAAP. For the purposes of preparing these unaudited pro form condensed consolidated financial statements, the management of GBN has prepared a set of financial statements under USGAAP. These financial statements have been audited and adopted as the bases for preparing these unaudited pro form condensed consolidated financial statements.

         Pursuant to a Share Exchange Agreement entered into between the Company and Mr. Tsang Chi Hung ("Mr. Tsang") on December 17, 2002, Mr. Tsang agreed to transfer 10,000 ordinary shares of GBN to the Company in exchange for the issuance by the Company of 4,000,000 shares of its common stock and a two-year warrant (the "Warrant") to purchase up to 4,000,000 shares of the common stock of the Company. The Warrant is exercisable at a price of US$0.92 per share.

         The acquisition, which was mainly carried out for the Company's expansion purposes, was completed on January 24, 2003 and GBN became a wholly-owned subsidiary of the Company. GBN was incorporated in Hong Kong on July 15, 2002 and is principally engaged in property investments. The acquisition of GBN has been accounted for under the purchase method of accounting.

         Under the purchase method of accounting, the purchase consideration of US$3,200,000 is allocated to GBN's net assets based on their fair values as of the date of the completion of the Acquisition. This allocation has resulted in acquired goodwill of US$251,448, which is subject to an impairment review annually. Details of the allocation are as follows:

                                                                           US$

         Property, plant and equipment                               2,971,993
         Cash and cash equivalents                                     123,707
         Trade and other receivables                                   106,628
         Rental and other deposits                                      10,618
         Prepayments                                                     4,312
         Goodwill                                                      251,448
         Trade and other payables                                     (268,706)
                                                                 ---------------

        Consideration                                                3,200,000
                                                                 ===============

China World Trade Corporation


Index to Pro forma Condensed Consolidated Financial Statements
--------------------------------------------------------------------------------

1.       BASIS OF PRO FORMA PRESENTATION (Continued)

         The depreciation and amortization effect of the fair value adjustment to the net tangible assets are reflected as pro forma adjustments to the unaudited pro forma condensed consolidated statements of operations.

2.       PRO FORMA ADJUSTMENTS

         Pro forma adjustments are necessary to reflect the adjustments necessary to give full effect to the Acquisition as if it had been occurred on July 15, 2002. These pro forma adjustments include the issuance of equity instruments for the acquisition of GBN, adjustment for the difference between considerations paid for the assets acquired and the estimated fair value of such assets and elimination of intercompany balances between the Company and GBN. Certain reclassifications have also been made to conform GBN's historical amounts to the Company's presentation.

         The pro forma consolidated provision for income taxes does not reflect the amounts that would have resulted had the Company and GBN filed consolidated income tax returns during the periods presented.

         The pro forma adjustments included in the unaudited pro forma condensed consolidated financial statements are as follows:

         (a) Adjustment to record the purchase consideration of US$3,200,000, to be satisfied by the issuance of 4,000,000 common stock of US$0.001 and the Warrant, for the acquisition of 100% interest in GBN. The purchase price of US$3,200,000 was arrived at using a 5-year discounted cash flow calculation of the Company. Based on a calculation using a Black-Scholes pricing formula, the Warrant was determined to have no value and thus no value has been assigned to it.

         (b) Adjustment to reflect the elimination of inter-company current account balances.

         (c) Adjustment to reclassify deposits paid of GBN to appropriate balance sheet account.

         (d)      Elimination of investment in GBN

                                                                           US$

                Purchase consideration                               3,200,000

                GBN's equity accounts as of date of completion
                  of the Acquisition:
                         Share capital                                  (1,282)
                         Additional paid-in capital                 (2,125,588)
                         Accumulated deficits                          174,558
                Fair value adjustment to leasehold land and
                  building (Note 2d)                                  (996,240)
                                                                ----------------

                Goodwill on consolidation                              251,448
                                                                ================

China World Trade Corporation


Index to Pro forma Condensed Consolidated Financial Statements
--------------------------------------------------------------------------------

2.       PRO FORMA ADJUSTMENTS (Continued)

         (d) Adjustment to record the difference between the fair value and the historical amount of property, plant and equipment and the resulting adjustment to depreciation expenses, as follows:

                                                                                             Change in
                     Historical                                            Change in             three        Estimated
                        amount,                                               annual            months      useful life
                            net       Fair value        Increment       depreciation      depreciation       (in years)
                            US$              US$              US$                US$               US$
         Leasehold
          land and
         buildings    2,027,904        3,024,144          996,240             19,925             4,981               50
                    ============    =============    =============    ===============    ==============



         (e) Adjustment to reflect the increase in weighted average number of shares outstanding of 4,000,000 common stock as if they were issued on July 15, 2002.